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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-883 of Sigma Designs, Inc. on Form S-3 of our report dated April 22, 1996 (May 2, 1996 as to Note 14) on the consolidated financial statements and the related financial statement schedule of Sigma Designs, Inc. appearing in the Annual Report on Form 10-K/A (No. 1) of Sigma Designs, Inc. for the fiscal year ended January 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

San Jose, California

September 6, 1996